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                                                                    EXHIBIT 3.3


                           CERTIFICATE OF DESIGNATION
                                       OF
                             SERIES C COMMON STOCK
                                       OF
                                  NEW TMC INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                 New TMC Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article V of its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Common Stock, par value $1 per share, designated as Series C Common Stock.

                 RESOLVED, that a series of the class of authorized Common Stock, par value $1 per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                 Section 1. Designation and Amount. The shares of such series shall be designated as the "Series C Common Stock" (the "Series C Stock") and the number of shares constituting such series shall be Three Hundred Million (300,000,000), which number may be increased or decreased by the Board of Directors without a vote of shareholders; provided, however, that such number may not be decreased below the number of then outstanding shares of Series C Stock.

                 Section 2. Voting Rights. Subject to the provisions for cumulative voting set forth in Article X of the Certificate of Incorporation:

                 (A) Each share of Series C Stock shall entitle the holder thereof to ten (10) votes. Except as set forth herein and in the Certificate of Incorporation, all actions submitted to a vote of shareholders shall be voted on by the holders of Series A Common Stock (the "Series A Stock") and Series C Stock (as well as the holders of any other series of Common Stock and any series of Preferred Stock, if any, entitled to vote thereon), voting together as a single class.


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                 (B)      The holders of Series C Stock shall be entitled to
vote separately as a series with respect to (i) amendments to the Certificate of Incorporation or this Certificate of Designation that alter or change the powers, preferences or special rights of the Series C Stock so as to affect them adversely and (ii) such other matters as require class votes under the General Corporation Law of the State of Delaware (except that the Board may increase or decrease the number of shares constituting Series C Stock, but not below the number of shares of Series C Stock then outstanding).

                 Section 3.  Dividends.

                 (A) If and when dividends on the Series A Stock, Series B Common Stock (the "Series B Stock") (if any) and Series C Stock are declared payable from time to time by the Board as provided in Article V, Section 2, subparagraph C.2 of the Certificate of Incorporation, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Series A Stock, the holders of Series B Stock (if any) and the holders of Series C Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. Except for dividends permitted by
Article V, Section 2, subparagraph C.1 of the Certificate of Incorporation, if dividends are declared that are payable in shares of Series A Stock, Series B Stock (if any), or Series C Stock, such dividends shall be payable at the same rate on all series of stock and the dividends payable in shares of Series A Stock shall be payable only to holders of Series A Stock, the dividends payable in shares of Series B Stock (if any) shall be payable only to holders of Series B Stock (if any) and the dividends payable in shares of Series C Stock shall be payable only to holders of Series C Stock. If the Corporation shall in any manner subdivide or combine the outstanding shares of Series A Stock, Series B Stock (if any), or Series C Stock, the outstanding shares of the other such series of Common Stock shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of Series A Stock, Series B Stock (if any) or Series C Stock, as the case may be, which have been subdivided or combined.

                 (B) Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Series A Stock, the Series B Stock (if any), or the Series C Stock as to dividends, the holders of the Series A Stock, the Series B Stock (if any), and the Series C Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any series shall not be entitled to share therein except as

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otherwise expressly provided in the resolution or resolutions of the Board providing for the issue of such series.

                 Section 4.  Conversion of Series C Stock by Holder.

                 (A) The holder of each share of Series C Stock shall have the right at any time, or from time to time, at such holder's option, to convert such share into one fully paid and nonassessable share of Series A Stock on and subject to the terms and conditions hereinafter set forth.

                 (B) In order to exercise his conversion privilege, the holder of any shares of Series C Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the Corporation maintained for the transfer of Series C Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Series A Stock issuable on such conversion shall be registered. If required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Series C Stock shall be deemed to have been effected on the date (the "conversion date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Series A Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Series A Stock represented thereby on the conversion date.

                 (C) As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Series C Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Series A Stock issuable upon such conversion. Subject to the provisions of Section 6, below, in case any certificate for shares of Series C Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series C Stock represented by such surrendered

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certificate which are not being converted.  The issuance of certificates for shares of Series A Stock issuable upon the conversion of shares of Series C Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                 (D) Upon any conversion of shares of Series C Stock into shares of Series A Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as have been declared and are payable to holders of record of shares of Series C Stock on a date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Series A Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Series A Stock on or after such conversion date.

                 (E) In case of any consolidation or merger of the Corporation as a result of which the holders of Series A Stock shall be entitled to receive cash, stock, other securities or other property with respect to or in exchange for Series A Stock or in case of any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, a holder of a share of Series C Stock shall have the right thereafter to convert such share into the kind and amount of cash, shares of stock and other securities and properties receivable upon such consolidation, merger, sale or conveyance by a holder of one share of Series A stock and shall have no other conversion rights with regard to such share. The provisions of this subsection 4(E) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                 (F) Shares of the Series C Stock converted into Series A Stock shall be retired and shall resume the status of authorized but unissued shares of Series C Stock.

                 (G) Such number of shares of Series A Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Series C Stock.

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                 Section 5.  Termination of Series C Stock.

                 (A) All outstanding shares of Series C Stock shall automatically, without any further act or deed on the part of this Corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis

                          (1) if, as a result of the existence of the Series C Stock, the Series A Stock is excluded from trading on the New York Stock Exchange, the American Stock Exchange and all other national securities exchanges and is also excluded from quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and any other national quotation system then in use; or

                          (2)     at the option of the Corporation:

                                  (a)      at any time when the Board and the
                          holders of a majority of the outstanding shares of the Series C Stock approve the conversion of all of the Series C stock into Series A Stock; or

                                  (b)      if the Board, in its sole
                          discretion, elects to effect a conversion in connection with its approval of any sale or lease of all or any substantial part of the Corporation's assets or any merger, consolidation, liquidation or dissolution of the Corporation; or

                                  (c)      if the Board, in its sole
                          discretion, elects to effect a conversion after a determination that there has been a material adverse change in the liquidity, marketability or market value of the outstanding Series A Stock, considered in the aggregate, (X) due to the exclusion of the Series A Stock from trading on a national securities exchange or the exclusion of the Series A Stock from quotation on NASDAQ or such other system then in use, or (Y) due to requirements under federal or state law, in any such case as a result of the existence of the Series C Stock.

                 (B) In the event of any automatic conversion of Series C Stock pursuant to this Section 5, certificates formerly representing outstanding shares of Series C Stock will thereafter be deemed to represent a like number of shares of Series A Stock.

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                 Section 6. Limitations on Transfer of Series C Stock.

                 (A) No record or beneficial owner of shares of Series C Stock may transfer, and the Corporation shall not register the transfer of, such shares of Series C Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a "Permitted Transferee" as provided herein.

                          (1) In the case of a holder of record of the Series C Stock (the "Series C Holder") who is a natural person and the beneficial owner of the shares of Series C Stock to be transferred, Permitted Transferees shall include only the following:

                                  (a)      The spouse of such Series C Holder,
                          any lineal descendant of a grandparent of such Series C Holder, or any spouse of such lineal descendant (herein collectively referred to as "such Series C Holder's Family Members");

                                  (b)      The trustee or trustees of a trust
                          (including a voting trust) principally for the benefit of such Series C Holder and/or one or more of such Series C Holder's Family Members, provided, however, if at any time such trust ceases to meet the requirements of this subparagraph (b), all shares of Series C Stock then held by such trustee or trustees shall immediately and automatically, without further act or deed on the part of the Corporation or any other person, be converted into Series A Stock on a share-for- share basis, and stock certificates formerly representing such shares of Series C Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

                                  (c)      A corporation, if sufficient shares
                          entitled to elect at least a majority of the entire board of directors of such corporation are beneficially owned by, or a partnership in which all of the partners are, and all of the partnership interests are owned by, the Series C Holder and/or one or more of the Permitted Transferees of such Series C Holder determined under this subparagraph 6(A)(1), provided that if by reason of any change in the ownership of such stock or partners or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee of such Series C Holder, all shares of Series C Stock then held

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                          by such corporation or partnership shall immediately
                          and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series C Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

                                  (d)      An organization established by the
                          Series C Holder or such Series C Holder's Family Members, contributions to which are deductible for federal income, estate or gift tax purposes (a "Charitable Organization") and a majority of whose governing board at all times consists of the Series C Holder and/or one or more of the Permitted Transferees of such Series C Holder, or any successor to such Charitable Organization meeting such definition; provided that if by reason of any change in the composition of the governing board of such Charitable Organization, such Charitable Organization shall no longer qualify as a Permitted Transferee of such Series C Holder, all shares of Series C Stock then held by such Charitable Organization shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series C Stock shall thereupon and thereafter be deemed to represent the like number of shares of Series A Stock; and

                                  (e)      The executor, administrator or
                          personal representative of the estate of a deceased Series C Holder or the trustee of the estate of a bankrupt or insolvent Series C Holder or the guardian or conservator of a Series C Holder adjudged disabled or incompetent by a court of competent jurisdiction, acting in his capacity as such.

                          (2) in the case of a Series C Holder holding the shares of Series C Stock as trustee pursuant to a trust other than a trust described in subparagraph 6(A)(3) below, Permitted Transferees shall include only the following:

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                                  (a)      any successor trustee of such trust
                          who is not, and by becoming successor trustee will not become, a Related Person;

                                  (b)      the person who established such
                          trust; and

                                  (c)      a Permitted Transferee of such
                          person who established such trust.

                          (3) In the case of a Series C Holder holding the shares of Series C Stock as trustee pursuant to a trust which was irrevocable on the Record Date (a "Transferor Trust"), Permitted Transferees shall include only the following:

                                  (a)      any successor trustee of such
                          Transferor Trust who is described in subparagraph 6(A)(3)(b), (c) or (d) below or who is not, and by becoming successor trustee will not otherwise become, a Related Person;

                                  (b)      any person to whom or for whose
                          benefit the income may be distributed during the term of such Transferor Trust;

                                  (c)      any person to whom or for whose
                          benefit the principal may be distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise; and

                                  (d)      any lineal descendant of a
                          grandparent of the creator of such Transferor Trust, the spouse of such creator and the spouse of any such lineal descendant.

                          (4) In the case of a record (but not beneficial) owner of the Series C Stock as nominee for the person who was the beneficial owner thereof on the Record Date, Permitted Transferees shall include only such beneficial owner and a Permitted Transferee of such beneficial owner.

                          (5) In the case of a Series C Holder which is a partnership and the beneficial owner of the shares of Series C Stock proposed to be transferred, Permitted Transferees shall include only:

                                  (a)      any partner of such partnership who
                          was also a partner of such partnership on the Record Date;

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                                  (b)      any person transferring shares of
                          Series C Stock to such partnership after the Record Date (provided, however, that such transferor may not receive shares of Series C Stock in excess of the shares transferred by the transferor to such partnership); and

                                  (c)      any Permitted Transferee of such
                          person referred to in subparagraph 6(A)(5)(a) or 6(A)(5)(b) above (not in excess of the number of shares which such person is entitled to receive pursuant to this subparagraph 6(A)(5)).

                          (6) In the case of a Series C Holder which is a corporation and the beneficial owner of the shares proposed to be transferred, Permitted Transferees shall include only:

                                  (a)      any shareholder of such corporation
                          on the Record Date that is generally entitled to vote in the election of directors of such corporation (a "Voting Shareholder"), provided that such corporation does not have more than 30 Voting Shareholders of Record on the Record Date (or such greater number of Voting Shareholders as may be allowed under the applicable state law of such corporation in order to qualify as a close corporation);

                                  (b)      any shareholder of such corporation
                          on the Record Date who receives shares of Series C Stock pro rata to his stock ownership in such corporation through a dividend or through a distribution made upon liquidation of such corporation;

                                  (c)      any person transferring shares of
                          Series C Stock to such corporation after the Record Date (provided, however, that such transferor may not receive shares of Series C stock in excess of the shares transferred by the transferor to such corporation);

                                  (d)      any Permitted Transferee of such
                          shareholder or person referred to in subparagraph 6(A)(6)(a), (b) or (c) above (not in excess of the number of shares which such shareholder or person is entitled to receive pursuant to this subparagraph 6(A)(6)); and

                                  (e)      the survivor of a merger or
                          consolidation of such corporation if those

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                          persons who owned beneficially sufficient shares
                          entitled to elect at least a majority of the entire board of directors of such constituent corporation immediately prior to the merger or consolidation own beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of the surviving corporation, provided that if by reason of any change in the ownership of such stock such surviving corporation would no longer qualify as a Permitted Transferee, all shares of Series C Stock then held by such surviving corporation shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for- share basis, and stock certificates formerly representing such shares of Series C Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A stock.

         For purposes of subsection 6(A)(6), a mutual company shall be treated as a corporation, and the persons holding voting interests therein shall be treated as shareholders.

                          (7) In the case of a Series C Holder who is the executor or administrator of the estate of a deceased Series C Holder, guardian or conservator of the estate of a disabled or incompetent Series C Holder or who is a trustee of the estate of a bankrupt or insolvent Series C Holder, Permitted Transferees shall include only a Permitted Transferee of such deceased, disabled, bankrupt or insolvent Series C Holder.

                 (B) Notwithstanding anything to the contrary set forth herein, any Series C Holder may pledge such holder's shares of Series C Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section 6. In the event of foreclosure or other similar action by the pledge, such pledged shares of Series C Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Series A Stock, as the pledgee may elect.

                 (C)      For purposes of this Section 6:

                                  (1)      The relationship of any person that
                          is derived by or through legal adoption shall be considered a natural one;

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                                  (2)      Each joint owner of shares of Series
                          C Stock shall be considered a Series C Holder of such shares;

                                  (3)      A minor for whom shares of Series C
                          Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Series C Holder of such shares;

                                  (4) Unless otherwise specified, the term "person" means both natural persons and legal entities; and

                                  (5)      The "Record Date" is the date for
                          determining the persons to whom the series C Stock is initially distributed by the Corporation as a dividend on the Common Stock.

                 (D) Any purported transfer of shares of Series C Stock not permitted hereunder shall result in the conversion of the transferee's shares of Series C Stock into shares of Series A Stock, effective on the date on which certificates representing such shares are presented for transfer on the stock transfer record books of the Corporation; provided, however, that if the Corporation should determine that such shares were not so presented for transfer within 20 days after the date of such sale, transfer, assignment or other disposition, the transfer date shall be the actual date of such sale, transfer, assignment or other disposition, as determined in good faith by the Board or its appointed agent. The Corporation may, as a condition to the transfer or registration of transfer of shares of Series C Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. If no indication to the contrary is supplied at the time shares of Series C Stock are presented for transfer, the transfer shall be presumed by the Corporation to be a transfer to a person other than a Permitted Transferee.

                 Section 7.  Registration of Series C Stock.

                 (A) Shares of Series C Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in "street" or "nominee" names; provided, however, certificates representing shares of Series C Stock issued as a stock dividend on the Corporation's then outstanding Common Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock with respect to which the shares of Series C Stock were issued. For the purposes of Sections 6 and 7, the term "beneficial owner(s)" of any shares of Series C Stock shall

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mean the person or persons who possess the power to vote or dispose, or to direct the voting or disposition, of such shares and "beneficially owned" shares shall refer to shares owned by such a beneficial owner.

                 (B) The Corporation shall note on the certificates representing the shares of Series C Stock that there are restrictions on transfer and registration of transfer imposed by Sections 6 and 7.

                 Section 8. Priority of Preferred Stock. The Series C Stock is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board, pursuant to authority expressly granted to and vested in it by the provisions of Article V of the Certificate of Incorporation.

                 Section 9. Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (sometimes referred to as liquidation), after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any stock ranking prior to the Series A Stock, the Series B Stock (if any) and the Series C Stock in the distribution of assets shall be entitled upon liquidation, unless otherwise provided by the Board in the resolution or resolutions providing for the issuance of Series B stock (if any) or Series C Stock the holders of the Series A Stock, the Series B Stock (if any) and the Series C Stock and the holders of any other stock ranking on a parity with the Series A Stock, the Series B Stock (if any) and the Series C Stock in the distribution of assets upon liquidation shall be entitled to share pro rata in the remaining assets of the Corporation according to their respective interests.

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                 IN WITNESS WHEREOF, said New TMC Inc. has caused this
Certificate of Designation of Series C Common Stock to be duly executed by its Vice President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 20th day of January, 1995.

                                          NEW TMC INC.



                                          By:     /s/ THOMAS UNTERMAN
                                              -------------------------------
                                                      Thomas Unterman
                                                       Vice President

ATTEST:

By: /s/  O. JEAN WILLIAMS
    -----------------------------
         O. Jean Williams
            Secretary